News	Contact:
Dennis C. Fabro
Senior Vice President,
Investor Relations
(312) 798-6290 EXHIBIT: 99.1
Trizec Reports Third Quarter 2005 Results
Announces Acquisition of Another Premier Office Building in Washington, D.C.
Continues Progress on Recycling Capital into High-Quality Properties in Key Markets
     CHICAGO, November 1, 2005 — Trizec Properties, Inc. (NYSE: TRZ) today reported financial and operating results for the third quarter ended September 30, 2005. Trizec also announced today the acquisition of an interest in the Victor Building in Washington, D.C.
     The Company reported funds from operations available to common stockholders (“FFO”) of $62.5 million, or $0.39 per diluted share, for the third quarter of 2005. Third quarter 2005 FFO includes the negative impact of $5.9 million, or $0.04 per diluted share, from losses on early debt retirement. FFO for the third quarter of 2004 was $74.5 million, or $0.49 per diluted share. Third quarter 2004 FFO included the recovery of $9.6 million, or $0.06 per diluted share, of a provision for loss on discontinued real estate taken during the second quarter of 2004.
     For the third quarter of 2005, net income available to common stockholders, the generally accepted accounting principles (“GAAP”) measurement most directly comparable to FFO, totaled $31.3 million, or $0.20 per diluted share, and included the impact on FFO noted above as well as a net gain on disposition of real estate of $18.3 million, or $0.12 per diluted share. This compares to net income available to common stockholders of $48.2 million, or $0.31 per diluted share, for the third quarter of 2004, which includes the impact on FFO noted above as well as an $18.5 million, or $0.12 per diluted share, net gain on disposition of real estate. The attached financial information contains the reconciliation between net income available to common stockholders and FFO.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended September 30, 2005 totaled 158,826,905 compared to 153,351,683 for the third quarter

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Third Quarter 2005 Results
of 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 3.9 million warrants and options during the first nine months of 2005 that generated proceeds to the Company totaling $62.4 million.
     Tim Callahan, Trizec’s President and Chief Executive Officer commented, “With 2005 drawing to a close, the Company has made significant progress on many fronts and continues to deliver solid operating results in the current environment. As we continue to see improvement in market fundamentals, characterized by positive momentum in occupancy levels and rental rates nationally, we believe office landlords will begin to experience greater economic benefits as we move through 2006 and into 2007.”
     Mr. Callahan added, “Meanwhile, we continued to execute our portfolio repositioning program with year-to-date sales totaling $445 million. Having accomplished dispositions totaling over $2 billion over the past several years, it is worth noting that to date in 2005, Trizec has acquired over $625 million of office properties — the highest volume in a single year since 1999.”
     The financial statements for the three and nine months ended September 30, 2004 included in this release and the attached financial information below have been restated to reflect the Company’s properties that have been classified as discontinued operations since October 1, 2004, in accordance with GAAP. Such reclassification, however, does not impact the net income available to common stockholders for the three and nine months ended September 30, 2004 as previously reported.
     Third quarter 2005 total revenues from continuing operations were $189.9 million, compared to $166.7 million during the three months ended September 30, 2004. This increase was primarily due to the revenues from four office properties that the Company acquired between July 1, 2004 and September 30, 2005 for approximately $1.1 billion.
     Office lease termination fees, including those from discontinued operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $2.1 million for the quarter ended September 30, 2005, compared to $3.5 million reported in the third quarter of 2004.
     During the third quarter of 2005, the Company leased 1.1 million square feet of space in its office portfolio with an average lease term of 7.0 years. The average gross rental rate on leases executed in the quarter was $23.42 per square foot compared to $26.27 per square foot on leases that expired during the quarter. At September 30, 2005, occupancy was 88.0 percent for the Company’s owned area, which includes its consolidated properties and its pro rata share of unconsolidated joint ventures. Occupancy based on total area, which includes 100 percent of the Company’s consolidated properties and 100 percent of its unconsolidated joint venture

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Trizec Reports Third Quarter 2005 Results
properties, was 87.9 percent at September 30, 2005, with consolidated properties at 88.2 percent and unconsolidated joint venture properties at 86.9 percent.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) decreased by 2.1 percent on a same-property basis compared to the third quarter of 2004, primarily due to an increase in operating expenses and a 0.5 percent decrease in same-property average occupancy.
     FFO for the first nine months of 2005 totaled $202.0 million or $1.28 per diluted share, compared to $77.1 million, or $0.50 per diluted share for the nine months ended September 30, 2004. FFO for the first nine months of 2004 included a $145.6 million, or $0.95 per diluted share, impact from a net provision for loss on real estate and investment and loss on early debt retirement.
     For the nine months ended September 30, 2005, the Company reported net income available to common stockholders of $101.8 million, or $0.65 per diluted share, which includes a net gain on disposition of real estate of $39.7 million, or $0.25 per diluted share. This compares to a net loss available to common stockholders of $6.7 million, or $0.04 per diluted share, for the first nine months of 2004. In addition to the impact on FFO described above, net income for the first nine months of 2004 included a $51.1 million, or $0.33 per diluted share, net gain on disposition of real estate.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the nine months ended September 30, 2005 totaled 157,545,850 compared to 152,983,497 for the same period in 2004. The increase in diluted shares outstanding was primarily attributable to the exercise of 3.9 million warrants and options during the first nine months of 2005 that generated proceeds to the Company totaling $62.4 million.
     Total revenues from continuing operations for the nine months ended September 30, 2005 were $541.1 million, compared to $485.3 million during the same period last year. This increase was primarily due to the revenues from four office properties that the Company acquired between July 1, 2004 and September 30, 2005 for approximately $1.1 billion.
     Total lease termination fees, including those from discontinued operations and the Company’s pro rata share of such fees from unconsolidated joint ventures, totaled $6.3 million for the first nine months of 2005, compared to $10.4 million ($6.2 million from office operations and $4.2 million from the Company’s former retail operations) for the same period in 2004.
     The Company leased 4.2 million square feet of space in its office portfolio during the nine months ended September 30, 2005, with an average lease term of 7.7 years. The average gross rental rate on leases executed in the first nine months of 2005 was $24.35 per square foot compared to $25.07 per square foot on leases expiring during the same time period.

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Trizec Reports Third Quarter 2005 Results
     Property revenues less property expenses (including straight-line rent and excluding termination fees) declined 1.0 percent as compared to the first nine months of 2004, on a same-property basis.
Highlights for the third quarter 2005:
•	During the third quarter, the Company designated Beaumeade Corporate Park in Ashburn, Virginia and Twinbrook Metro Plaza in Rockville, Maryland as properties held for disposition.
•	On July 20, acquired a 100 percent fee simple interest in Figueroa at Wilshire, a 52-story, 1,039,000-square-foot, Class A office property located in the Central Business District (“CBD”) of Los Angeles, for $356.7 million.
•	On July 29, sold Metropolitan Square, a 1,041,000-square-foot office building in the CBD of St. Louis, for $165.8 million. The Company recognized a gain on disposition of $20.5 million during the third quarter of 2005 related to this sale. This disposition marks the Company’s exit from nine non-core markets since the beginning of 2003.
Subsequent to the end of the third quarter 2005:
•	On October 7, sold the Watergate Office Building, a 261,000-square-foot property in Washington, D.C. for $86.5 million. The Company expects to recognize a gain on disposition of approximately $40 million during the fourth quarter of 2005 related to this sale.
•	On October 18, sold Beaumeade Corporate Park, a six-building, 460,000-square-foot office park, in Ashburn, Virginia for $53 million. The Company expects to recognize a gain on disposition of approximately $30 million during the fourth quarter of 2005 related to this sale.
•	On October 18, sold Twinbrook Metro Plaza, a 165,000-square-foot office property in Rockville, Maryland, for $52 million. The Company expects to recognize a gain on disposition of approximately $25 million during the fourth quarter of 2005 related to this sale.
•	On October 31, announced the modification and extension of the Company’s $750 million unsecured credit facility. The restructured facility has a three-year term with a one-year extension option, carries a current borrowing rate that is 30 basis points below that of the prior credit facility, and is fully revolving. The prior facility consisted of a $600 million revolver and a $150 million term loan.
•	On November 1, a joint-venture partnership between Trizec and Principal Real Estate Investors acquired the Victor Building, a 343,000-square-foot property located in Washington, D.C. for $157.5 million. Trizec and Principal have a 49.9 percent and 50.1 percent respective ownership position in the joint-venture that acquired the property. Including the Victor Building, Trizec has acquired interests in three premier office properties in Washington, D.C. totaling 961,000 square feet during the past year.

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Trizec Reports Third Quarter 2005 Results
     Trizec now expects its FFO guidance for 2005 to be in the range of $1.66 to $1.69 per diluted share. Furthermore, Trizec now expects guidance for 2005 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $1.29 to $1.30 per diluted share, including the gains on disposition of Shoreline Square and Metropolitan Square, as well as the expected gains on the disposition of the Watergate Office Building, Twinbrook Metro Plaza and Beaumeade Corporate Park, which are estimated to total $0.85 per diluted share in the aggregate. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.
     Trizec’s initial FFO guidance for full-year 2006 is in the range of $1.60 to $1.70 per share on a fully-diluted basis. The 2006 guidance reflects the Company’s view that office market conditions are gradually improving in certain major markets, with broader-based growth not occurring until mid-to-late 2006. The Company expects its own average occupancy levels to remain stable; however, rental rates on new and renewal leases are expected to be lower than rental rates on expiring leases. The Company also expects its property operating expenses to increase in 2006, primarily due to the impact of higher utility, property tax and insurance costs. Full-year 2006 FFO guidance also includes the impact of anticipated property dispositions that may occur during the fourth quarter of 2005 and in 2006.
     The Company’s guidance for 2006 net income available to common stockholders, which is calculated in accordance with GAAP, is expected to be in the range of $0.28 to $0.36 per diluted share and reflects certain projected impacts on 2006 FFO projections described above. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.
     Trizec Properties will conduct a conference call today, November 1, from 11:00 a.m. to 12:30 p.m. Central Time, to discuss third quarter 2005 results and other current issues. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com, via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.
     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 9785882. A replay of this call will be available online at the Company’s web site and at various financial web portals.
     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web

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Trizec Reports Third Quarter 2005 Results
site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.
     Trizec Properties, Inc., a real estate investment trust (“REIT”) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 50 office properties totaling approximately 37 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1. Business — Risk Factors” in our 2004 Form 10-K, filed with the Securities and Exchange Commission on March 11, 2005. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets
(unaudited)

	September 30	December 31
$ in thousands, except per share amounts	2005	2004

Assets
Real estate	$4,658,296	$4,335,159
Less: accumulated depreciation	(662,977)	(619,010)

Real estate, net	3,995,319	3,716,149
Cash and cash equivalents	15,330	194,265
Escrows and restricted cash	93,025	83,789
Investment in unconsolidated real estate joint ventures	116,296	119,641
Office tenant receivables (net of allowance for doubtful accounts of $4,230 and $6,677 at September 30, 2005 and December 31, 2004, respectively)	16,318	9,306
Deferred rent receivables (net of allowance for doubtful accounts of $1,245 and $831 at September 30, 2005 and December 31, 2004, respectively)	137,637	137,561
Other receivables (net of allowance for doubtful accounts of $2,548 and $2,473 at September 30, 2005 and December 31, 2004, respectively)	11,961	9,914
Deferred charges (net of accumulated amortization of $78,956 and $68,802 at September 30, 2005 and December 31, 2004, respectively)	120,285	115,669
Prepaid expenses and other assets, net	228,619	139,118

Total Assets	$4,734,790	$4,525,412

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$1,906,499	$2,069,282
Unsecured credit facility	396,000	150,000
Trade, construction and tenant improvements payables	18,230	25,386
Accrued interest expense	7,254	8,116
Accrued operating expenses and property taxes	97,903	86,713
Other accrued liabilities	185,893	135,201
Dividends payable	32,731	32,407
Taxes payable	35,513	51,406

Total Liabilities	2,680,023	2,558,511

Commitments and Contingencies	—	—

Minority Interest	8,189	7,348

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 156,248,425 and 152,164,471 issued at September 30, 2005 and December 31, 2004, respectively, and 156,191,080 and 152,132,857 outstanding at September 30, 2005 and December 31, 2004, respectively	1,562	1,521
Additional paid in capital	2,278,642	2,211,545
Accumulated deficit	(224,843)	(232,965)
Treasury stock, at cost, 57,345 and 31,614 shares at September 30, 2005 and December 31, 2004, respectively	(737)	(415)
Unearned compensation	(498)	(798)
Accumulated other comprehensive loss	(7,748)	(19,535)

Total Stockholders’ Equity	2,046,378	1,959,353

Total Liabilities and Stockholders’ Equity	$4,734,790	$4,525,412

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Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Revenues
Rentals	$129,952	$115,044	$376,320	$341,431
Recoveries from tenants	29,945	23,496	81,775	68,690
Parking and other	28,436	25,266	77,866	65,925
Fee income	1,554	2,892	5,147	9,294

Total Revenues	189,887	166,698	541,108	485,340

Expenses
Operating	68,027	54,396	183,877	161,802
Property taxes	22,069	18,368	66,215	54,249
General and administrative	9,119	13,966	28,134	27,296
Depreciation and amortization	45,120	34,344	124,638	96,823
Provision for loss on real estate	—	—	—	12,749
Provision for loss on investment	—	—	—	14,558

Total Expenses	144,335	121,074	402,864	367,477

Operating lncome	45,552	45,624	138,244	117,863

Other lncome (Expense)
Interest and other income	2,038	952	5,307	3,571
Foreign currency exchange gain	—	—	—	3,340
Loss on early debt retirement	(5,906)	(3,233)	(5,920)	(4,376)
Recovery on insurance claims	74	23	74	715
Interest expense	(36,998)	(34,612)	(103,802)	(101,668)
Derivative loss	—	(1,182)	—	(2,680)
Lawsuit settlements	875	—	1,635	94

Total Other Expense	(39,917)	(38,052)	(102,706)	(101,004)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and (Loss) Gain on Disposition of Real Estate, Net	5,635	7,572	35,538	16,859
Benefit (Provision) for income and other corporate taxes, net	930	431	3,246	(2,601)
Minority interest	(623)	5	(1,058)	(954)
Income from unconsolidated real estate joint ventures	3,297	2,979	11,874	11,248

Income from Continuing Operations	9,239	10,987	49,600	24,552

Discontinued Operations
Income (Loss) from discontinued operations	5,074	20,075	16,240	(77,781)
Gain on disposition of discontinued real estate, net	18,406	18,233	39,485	47,841

Income (Loss) Before (Loss) Gain on Disposition of Real Estate, Net	32,719	49,295	105,325	(5,388)
(Loss) Gain on disposition of real estate, net	(90)	249	166	2,594

Net Income (Loss)	32,629	49,544	105,491	(2,794)

Special voting and Class F convertible stockholders’ dividends	(1,312)	(1,394)	(3,696)	(3,915)

Net Income (Loss) Available to Common Stockholders	$31,317	$48,150	$101,795	$(6,709)

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Consolidated Statements of Operations
(continued)
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share
amounts	2005	2004	2005	2004

Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.05	$0.06	$0.30	$0.15
Diluted	$0.05	$0.06	$0.29	$0.15

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.20	$0.32	$0.66	$(0.04)
Diluted	$0.20	$0.31	$0.65	$(0.04)

Weighted average shares outstanding
Basic	155,519,138	151,762,294	154,390,881	151,499,708
Diluted	158,826,905	153,351,683	157,545,850	152,983,497

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Earnings Per Share Calculation
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Numerator:

Income from continuing operations	$9,239	$10,987	$49,600	$24,552
(Loss) Gain on disposition of real estate, net	(90)	249	166	2,594
Less: Special voting and Class F convertible stockholders’ dividends	(1,312)	(1,394)	(3,696)	(3,915)

Income from Continuing Operations Available to Common Stockholders	7,837	9,842	46,070	23,231

Discontinued operations	23,480	38,308	55,725	(29,940)

Net Income (Loss) Available to Common Stockholders	$31,317	$48,150	$101,795	$(6,709)

Denominator:

Weighted average shares outstanding

Basic	155,519,138	151,762,294	154,390,881	151,499,708
Effect of dilutive securities	3,307,767	1,589,389	3,154,969	1,483,789

Diluted	158,826,905	153,351,683	157,545,850	152,983,497

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.05	$0.06	$0.30	$0.15
Discontinued operations	0.15	0.25	0.36	(0.20)

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding — Basic(1)	$0.20	$0.32	$0.66	$(0.04)

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.05	$0.06	$0.29	$0.15
Discontinued operations	0.15	0.25	0.35	(0.20)

Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding — Diluted(1)	$0.20	$0.31	$0.65	$(0.04)

(1)	May not total the sum of the per share components due to rounding.

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Reconciliation of Funds from Operations

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.
     The following tables set forth the reconciliation of the Company’s funds from operations from its net income (loss) available to common stockholders, both on an aggregate and per share basis, for the three and nine months ended September 30, 2005 and 2004:

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Reconciliation of Funds from Operations
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net income (loss) available to common stockholders	$31,317	$48,150	$101,795	$(6,709)

Add/(deduct):
Loss (Gain) on disposition of real estate, net	90	(249)	(166)	(2,594)
Gain on disposition of discontinued real estate, net	(18,406)	(18,233)	(39,485)	(47,841)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	(704)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	49,514	44,869	139,897	134,984

Funds from operations available to common stockholders	$62,515	$74,537	$202,041	$77,136

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Reconciliation of Funds from Operations per Share, Basic
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net income (loss) available to common stockholders	$0.20	$0.32	$0.66	$(0.04)

Add/(deduct):
Loss (Gain) on disposition of real estate, net	—	—	—	(0.02)
Gain on disposition of discontinued real estate, net	(0.12)	(0.12)	(0.26)	(0.32)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.32	0.30	0.91	0.89

Funds from operations available to common stockholders per weighted average common share outstanding — basic (a)	$0.40	$0.49	$1.31	$0.51

Weighted average shares outstanding — basic	155,519,138	151,762,294	154,390,881	151,499,708

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share, Diluted
(unaudited)

	For the three months ended		For the nine months ended
	September 30		September 30
$ in thousands, except per share amounts	2005	2004	2005	2004

Net income (loss) available to common stockholders	$0.20	$0.31	$0.65	$(0.04)

Add/(deduct):
Loss (Gain) on disposition of real estate, net	—	—	—	(0.02)
Gain on disposition of discontinued real estate, net	(0.12)	(0.12)	(0.25)	(0.31)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.31	0.29	0.89	0.88

Funds from operations available to common stockholders per weighted average common share outstanding — diluted (a)	$0.39	$0.49	$1.28	$0.50

Weighted average shares outstanding — diluted	158,826,905	153,351,683	157,545,850	152,983,497

(a)	Funds from operations available to common stockholders per weighted average common share outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance
(unaudited)

The following table sets forth the reconciliation of the Company’s guidance on FFO per diluted share with net income available to common stockholders per diluted share for 2005.

	Full Year 2005
	Low	–	High
Projected net income available to common stockholders (diluted)[1]	$1.29	–	$1.30

Add (deduct):
Projected gain on disposition of discontinued real estate, net [1]	(0.85)	–	(0.85)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.22	–	1.24

Projected FFO available to common stockholders (diluted) [1]	$1.66	–	$1.69

(1)	The guidance for 2005 net income available to common stockholders and FFO reflects the gains on the dispositions of Shoreline Square and Metropolitan Square and the expected gains on the dispositions of Watergate Office Building, Twinbrook Metro Plaza and Beaumeade Corporate Park but does not reflect any additional estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not such future gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2005.

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Earnings and FFO per Share Guidance
(unaudited)

The following table sets forth the reconciliation of the Company’s guidance on FFO per diluted share with net income available to common stockholders per diluted share for 2006.

	Full Year 2006
	Low	–	High
Projected net income available to common stockholders (diluted)[1]	$0.28	–	$0.36

Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.32	–	1.34

Projected FFO available to common stockholders (diluted) [1]	$1.60	–	$1.70

(1)	The guidance for 2006 net income available to common stockholders and FFO does not reflect any estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2006.

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